Exhibit 99.1

BioLife Solutions Announces Third Quarter 2020 Financial Results

Q3 total revenue of $11.3 million increased 71% over the prior year

Three month media revenue up 22% versus 2019

Conference call begins at 4:30 p.m. Eastern time today

BOTHELL, Wash. (November 5, 2020) – BioLife Solutions, Inc. (NASDAQ: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of a portfolio of class-defining bioproduction products and services for cell and gene therapies, today announced financial results for the three and nine months ended September 30, 2020.

Total revenue for the third quarter of 2020 was $11.3 million, a 71% increase over the third quarter of 2019. Revenue growth was driven by increased sales of the Company’s biopreservation media products and by acquisitions completed in the second half of 2019. Revenue from biopreservation media accounted for 66% of total revenue in the third quarter of 2020. Sales of the Company’s ThawSTAR®, evo® and Custom Biogenic Systems® (CBS) freezer products accounted for the balance of revenue and were in line with management’s revised expectations based on the effects of COVID-19.

Mike Rice, BioLife President & CEO, commented, “The team delivered another solid quarter of execution and growth. We gained 56 new customers across the business. We also brought SciSafe into the Company via the acquisition that closed on October 1st. This addition strengthens our value proposition to cell and gene therapy developers. BioLife is configured for continued success as the cell and gene therapy market matures over the next several years.”

Third Quarter 2020 and Recent Accomplishments

●

Entered into a purchase agreement with SciSafe Holdings, Inc., which became a wholly owned subsidiary of the Company on October 1, 2020. Management estimates that SciSafe will contribute revenue of at least $9 million in 2021.

●	Raised $86 million in gross proceeds through an oversubscribed follow-on public offering of 5,951,250 shares of common stock.

●	Booked biopreservation media revenue of $7.4 million, representing 66% of total revenue. Media revenue increased 22% compared with the same period in 2019.

●

Gained 56 new customers including 21 using biopreservation media, 7 using ThawSTAR products, 5 using evo cold chain management solutions and 23 placing initial orders for CBS freezers and related accessories.

●

Processed 22 new U.S. FDA Drug Master File cross-reference requests, indicating the planned use of CryoStor or HypoThermosol in pending cell and gene therapy clinical trials. To date, the Company’s biopreservation media products have been incorporated into more than 450 customer clinical applications, including several COVID-19 treatments or vaccines.

Financial Highlights for the Third Quarter and Nine Months Ended September 30, 2020

BioLife Solutions is presenting various financial metrics under U.S. Generally Accepted Accounting Principles (GAAP) and as adjusted (non-GAAP) to reflect acquisition-related activity. A reconciliation of GAAP to non-GAAP metrics appears at the end of this news release.

REVENUE

●	Total revenue for the third quarter of 2020 increased 71% to $11.3 million compared with $6.6 million for the third quarter of 2019.
o	Biopreservation media revenue was $7.4 million, up 22% over the third quarter of 2019
o	Automated thawing product revenue was $277,000
o	evo cold chain management rental revenue was $494,000
o	CBS freezer and related accessories revenue was $3.1 million

●	Total revenue for the nine months ended September 30, 2020 increased 75% to $33.4 million compared with $19.1 million for the first nine months of 2019.
o	Biopreservation media revenue was $22.8 million, up 25% over the nine months ended September 30, 2019
o	Automated thawing product revenue was $1.0 million
o	evo cold chain management rental revenue was $1.4 million
o	CBS freezer and related accessories revenue was $8.2 million

GROSS MARGIN

●

Gross margin (GAAP) for the third quarter of 2020 was 52% compared with 64% for the third quarter of 2019, while adjusted gross margin (non-GAAP) for the third quarter of 2020 was 57% compared with 69% for the third quarter of 2019.

●

Gross margin (GAAP) for the nine months ended September 30, 2020 was decreased to 53% compared with 68% for the same period in 2019, while adjusted gross margin (non-GAAP) for the nine months ended September 30, 2020 was 60% compared with 71% for the nine months ended September 30, 2019.

●

The decline in 2020 third quarter and nine month gross margin was due to products acquired in the second half of 2019 having lower margins than biopreservation media products and to higher manufacturing overhead.

OPERATING EXPENSE

●

Operating expense (GAAP) for the third quarter of 2020 was $12.5 million compared with $7.4 million for the third quarter of 2019, while adjusted operating expense (non-GAAP) for the third quarter of 2020 was $6.8 million compared with $4.6 million for the third quarter 2019.

●

Operating expense (GAAP) for the nine months ended September 30, 2020 was $34.2 million compared with $18.5 million for the same period in 2019, while adjusted operating expense (non-GAAP) for the nine months ended September 30, 2020 was $19.3 million compared with $11.8 million for the nine months ended September 30, 2019.

●	The increase in 2020 third quarter and nine month operating expense was primarily due to acquisitions completed in the second half of 2019.

OPERATING INCOME/(LOSS)

●

Operating loss (GAAP) for the third quarter of 2020 was $1.2 million compared with $772,000 for the third quarter of 2019, while adjusted operating loss (non-GAAP) for the third quarter of 2020 was $359,000 compared with $68,000 for the third quarter of 2019.

●

Operating loss (GAAP) for the nine months ended September 30, 2020 was $832,000 compared with operating income of $541,000 for the same period in 2019, while adjusted operating income (non-GAAP) for the nine months ended September 30, 2020 was $547,000 compared with $1.7 million for the nine months ended September 30, 2019.

NET INCOME/(LOSS)

●

Net loss (GAAP) for the third quarter of 2020 was $1.1 million compared with net income of $10.3 million for the third quarter of 2019. Net loss (GAAP) for the third quarter of 2020 included other expense of $1.0 million related to the change in fair value of warrants and other income of $1.1 million related to change in fair value of investments. Net income for the third quarter of 2019 included other income of $1.1 million related to the change in fair value of warrants and other income of $10.1 million related to the gain on acquisition of SAVSU. Adjusted net loss (non-GAAP) for the third quarter of 2020 was $346,000 compared with adjusted net income of $41,000 for the third quarter of 2019.

●

Net income (GAAP) for the nine months ended September 30, 2020 was $4.8 million compared with a net loss of $4.6 million for the same period in 2019. Net income (GAAP) for the nine months ended September 30, 2020 included other income of $4.5 million related to the change in fair value of warrants, other income of $1.5 million related to the change in fair value of contingent consideration and other income of $1.1 million related to the change in fair value of investments. Net loss for the nine months ended September 30, 2019 included other expense of $15.0 million related to the change in fair value of outstanding warrants and other income of $10.1 million related to the gain on acquisition of SAVSU. Adjusted net income (non-GAAP) for the nine months ended September 30, 2020 was $606,000 compared with adjusted net income of $2.1 million for the nine months ended September 30, 2019.

EARNINGS/(LOSS) PER SHARE

●

Loss per diluted share (GAAP) for the third quarter of 2020 was $0.04 compared with earnings per diluted share of $0.35 for the third quarter of 2019. Adjusted loss per diluted share (non-GAAP) for the third quarter of 2020 was $0.02 compared with adjusted loss per diluted share of $0.02 for the third quarter of 2019.

●

Earnings per diluted share (GAAP) for the nine months ended September 30, 2020 was $0.01 compared with loss per diluted share of $0.24 for the same period in 2019. Adjusted earnings per diluted share (non-GAAP) for the nine months ended September 30, 2020 was $0.03 compared with adjusted earnings per diluted share of $0.11 for the nine months ended September 30, 2019.

EBITDA

●

EBITDA, a non-GAAP measure, for the third quarter of 2020 was $41,000 compared with $10.7 million for the third quarter of 2019, while adjusted EBITDA for the third quarter of 2020 was $1.7 million compared with $926,000 for the third quarter of 2019.

●

EBITDA, a non-GAAP measure, for the nine months ended September 30, 2020 was $8.3 million compared with negative $4.2 million for the same period in 2019, while adjusted EBITDA for the nine months ended September 30, 2020 was $5.8 million compared with $4.3 million for the nine months ended September 30, 2019.

CASH

●

Cash, cash equivalents and restricted cash as of September 30, 2020 were $109.0 million compared with $6.4 million as of December 31, 2019. The increase reflects a $20 million common share purchase agreement with Casdin Capital LLC during the second quarter of 2020 and an $86 million capital raise in the third quarter of 2020.

Roderick de Greef, BioLife Chief Financial Officer and Chief Operating Officer, remarked, “We continue to execute well on our acquisition and integration strategy. Although we have seen a slightly negative impact on capital equipment product revenue due to COVID-19 restrictions on in-person sales meetings, our media business has consistently grown throughout 2020, increasing 25% for the first nine months of 2020 compared to the same period in 2019. We now have an even more robust offering with our acquisition of SciSafe, which closed on October 1, 2020.”

2020 Financial Guidance

Due to uncertainty regarding the impact of the COVID-19 pandemic on BioLife and its customers, on May 1, 2020 the Company withdrew its financial guidance for 2020.

Conference Call & Webcast

Management will discuss the Company's financial results and provide a general business update on a conference call and live webcast today at 4:30 p.m. ET (1:30 p.m. PT).

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at http://www.biolifesolutions.com/earnings. Alternatively, you can access the live conference call by dialing (844) 825-0512 with Conference ID 1296883. A webcast replay will be available approximately two hours after the call ends and will be archived on http://www.biolifesolutions.com/ for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell and gene therapy bioproduction products and services. Our portfolio includes our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media, ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system, Custom Biogenic Systems® high-capacity storage freezers, and SciSafe biologic materials storage. For more information, please visit www.biolifesolutions.com, www.savsu.com, www.custombiogenics.com, and www.scisafe.com, and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company following the completion of its 2019 and 2020 acquisitions and giving effect to the COVID-19 pandemic, the company's ability to implement its business strategy and anticipated business and operations, in particular following its 2019 and 2020 acquisitions and giving effect to the COVID-19 pandemic, the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, the potential utility of and market for our products and services, potential revenue growth and market expansion, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding unexpected costs, charges or expenses resulting from the company’s 2019 and 2020 acquisitions, market adoption of the company’s products (including the company’s recently acquired products); the ability of the company’s 2019 and 2020 acquisitions to be accretive on the company’s financial results; the ability of the company to implement its business strategy; uncertainty regarding third-party market projections; market volatility; competition; litigation; the impact of the COVID-19 pandemic; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income/(loss), adjusted net income/(loss), adjusted earnings per diluted share (EPS), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company's operating results, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Media & Investor Relations
Roderick de Greef Chief Financial and Chief Operating Officer
(425) 686-6002
rdegreef@biolifesolutions.com

BIoLife Solutions, Inc.

Unaudited Condensed Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share and share data)	2020	2019	2020	2019
Product Revenue	$10,804	$6,422	$32,020	$18,893
Rental revenue	475	182	1,341	182
Total revenue	11,279	6,604	33,361	19,075
Operating expenses
Cost of revenue (exclusive of intangible assets amortization)	4,826	2,094	13,893	5,710
Research and development	1,725	1,032	4,865	2,082
Sales and marketing	1,588	1,250	4,530	3,032
General and administrative	3,503	2,348	9,916	6,707
Intangible assets amortization	706	361	2,100	465
Acquisition costs	179	291	417	538
Change in fair value of contingent consideration	(2)	—	(1,528)	—
Total operating expenses	12,525	7,376	34,193	18,534
Operating income	(1,246)	(772)	(832)	541

Other income (expense), net
Change in fair value of warrant liability	(1,005)	1,128	4,467	(14,949)
Change in fair value of investments	1,110	—	1,110	—
Gain on acquisition of SAVSU	—	10,108	—	10,108
Other income/(loss)	8	(195)	50	(340)
Total other income (expenses), net	113	11,041	5,627	(5,181)

Net income (loss)	$(1,133)	$10,269	$4,795	$(4,640)

Earnings (loss) per share attributable to common stockholders:
Basic	$(0.04)	$0.42	$0.17	$(0.24)
Diluted	$(0.04)	$0.35	$0.01	$(0.24)
Weighted average shares used to compute earnings per share attributable to common stockholders:
Basic	31,639,420	19,735,364	25,418,375	19,071,722
Diluted	31,639,420	25,343,112	29,412,538	19,071,722

BIoLife Solutions, Inc. Unaudited Condensed Balance Sheet Information (In thousands)

	September 30, 2020	December 31, 2019
Cash, cash equivalents and restricted cash	$108,984	$6,448
Accounts receivable, net	6,095	5,345
Inventories	11,037	10,972
Total current assets	127,784	24,113
Total assets	195,887	92,816

Accounts payable	2,355	3,119
Total current liabilities	8,362	7,669
Total liabilities	9,036	49,362
Total Shareholders' equity	$186,851	$43,454

BIoLife Solutions, Inc. Unaudited Condensed Statement of Cash Flows Information (In thousands)

	Nine Month Period Ended September 30,
	2020	2019
Cash provided by operating activities	$3,888	$2,216
Cash used in investing activities	(2,158)	(12,997)
Cash provided by financing activities	100,806	1,329
Net increase (decrease) in cash, cash equivalents and restricted cash	$102,536	$(9,452)

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP GROSS PROFIT	$5,866	$4,199	$17,727	$12,973
GAAP GROSS MARGIN	52%	64%	53%	68%
ADJUSTMENTS TO GROSS PROFIT:
Inventory step-up charges	4	52	390	155
Intangible assets amortization	587	311	1,741	392
ADJUSTED GROSS PROFIT	$6,457	$4,562	$19,858	$13,520
ADJUSTED GROSS MARGIN	57%	69%	60%	71%

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP OPERATING EXPENSES	$12,525	$7,376	$34,193	$18,534
ADJUSTMENTS TO OPERATING EXPENSES:
Cost of revenue	(4,826)	(2,094)	(13,893)	(5,710)
Acquisition and integration costs	(179)	(291)	(417)	(538)
Intangible assets amortization	(706)	(361)	(2,100)	(465)
Change in fair value of contingent consideration	2	—	1,528	—
ADJUSTED OPERATING EXPENSES	$6,816	$4,630	$19,311	$11,821

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP (ADJUSTED) OPERATING INCOME

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP OPERATING INCOME	$(1,246)	$(772)	$(832)	$541
ADJUSTMENTS TO OPERATING INCOME:
Inventory step-up charges	4	52	390	155
Acquisition and integration costs	179	291	417	538
Intangible assets amortization	706	361	2,100	465
Change in fair value of contingent consideration	(2)	—	(1,528)	—
ADJUSTED OPERATING INCOME/(LOSS)	$(359)	$(68)	$547	$1,699

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP NET INCOME/(LOSS)	$(1,133)	$10,269	$4,795	$(4,640)
ADJUSTMENTS TO NET INCOME/(LOSS):
Inventory step-up charges	4	52	390	155
Acquisition and integration costs	179	291	417	538
Intangible assets amortization	706	361	2,100	465
Loss on disposal of assets	5	13	9	13
Loss on Equity Method Investment	—	291	—	739
Gain on acquisition	—	(10,108)	—	(10,108)
Change in fair value of contingent consideration	(2)	—	(1,528)	—
Change in fair value of investments	(1,110)	—	(1,110)	—
Change in fair value of warrant liability	1,005	(1,128)	(4,467)	14,949
ADJUSTED NET INCOME/(LOSS)	$(346)	$41	$606	$2,111

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO NON-GAAP (ADJUSTED) NET INCOME PER DILUTED SHARE

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP NET INCOME/(LOSS) PER SHARE - DILUTED	$(0.04)	$0.35	$0.01	$(0.24)
ADJUSTMENTS TO NET INCOME/(LOSS) PER SHARE – DILUTED:
Inventory step-up charges	—	—	0.02	0.01
Acquisition and integration costs	0.01	0.01	0.02	0.03
Intangible assets amortization	0.02	0.01	0.08	0.02
Loss on Equity Method Investment	—	0.01	—	0.04
Gain on acquisition	—	(0.40)	—	(0.53)
Change in fair value of contingent consideration	—	—	(0.06)	—
Change in fair value of investments	(0.04)	—	(0.04)	—
Change in fair value of warrant liability	0.03	—	—	0.78
ADJUSTED NET INCOME/(LOSS) PER SHARE - DILUTED	$(0.02)	$(0.02)	$0.03	$0.11

BIOLIFE SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP NET INCOME/(LOSS)	$(1,133)	$10,269	$4,795	$(4,640)
ADJUSTMENTS:
Interest expense/(income), net	(13)	(109)	(58)	(412)
Depreciation	481	165	1,454	373
Intangible assets amortization	706	361	2,100	465
EBITDA	$41	$10,686	$8,291	$(4,214)

OTHER ADJUSTMENTS:
Share-based compensation (non-cash)	1,560	829	3,818	2,179
Acquisition and integration costs	179	291	417	538
Inventory step-up charges	4	52	390	155
Loss on disposal of assets	5	13	9	13
Loss from equity-method investment (SAVSU)	—	291	—	739
Gain on acquisition	—	(10,108)	—	(10,108)
Change in fair value of contingent consideration	(2)	—	(1,528)	—
Change in fair value of investments	(1,110)	—	(1,110)	—
Change in fair value of warrant liability	1,005	(1,128)	(4,467)	14,949
ADJUSTED EBITDA	$1,682	$926	$5,820	$4,251

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